UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

B. Riley FinanCIAl, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 6, 2025 (the “Closing Date”), certain indirect wholly owned subsidiaries of B. Riley Financial, Inc., (“the Company”): BRPI Acquisition Co LLC (“BRPAC”); United Online, Inc. (“United Online”); YMAX Corporation (“YMax”); and Lingo Management, LLC (“Lingo”; and together with BRPAC, United Online, and YMax, the “Borrowers”), entered into an amended and restated credit agreement (the “Telecom Credit Agreement”) with the Banc of California, in the capacity as agent (the “Agent”) and lender and with the other lenders party thereto from time to time. Certain of the Borrowers’ U.S. subsidiaries are guarantors of all obligations under the Telecom Credit Agreement and are parties to the Telecom Credit Agreement in such capacity (collectively, the “Secured Guarantors”; and together with the Borrowers, the “Credit Parties”). In addition, the Company and B. Riley Principal Investments, LLC, the parent corporation of BRPAC and an indirect subsidiary of the Company (“BRPI”), are guarantors of the obligations under the Telecom Credit Agreement pursuant to standalone guaranty agreements pursuant to which the outstanding membership interests of BRPAC are pledged as collateral. The Telecom Credit Agreement amends and restates (i) that certain credit agreement, dated as of December 19, 2018, by and among BRPAC, United Online, YMax, the secured guarantors party thereto, the lenders party thereto, and Banc of California as administrative agent, as amended from time to time and (ii) that certain credit agreement, dated as of August 16, 2022, by and among Lingo, the secured guarantors party thereto, the lenders party thereto, and Banc of California as administrative agent, as amended from time to time (collectively, the “Original Credit Agreements”).

The obligations under the Telecom Credit Agreement are secured by first-priority liens on, and first priority security interest in, substantially all of the assets of the Credit Parties, including a pledge of (a) 100% of the equity interests of the Credit Parties; (b) 65% of the equity interests in United Online Software Development (India) Private Limited, a private limited company organized under the laws of India; and (c) 65% of the equity interests in magicJack VocalTec Ltd., an Israel corporation. Such security interests are evidenced by pledge, security, and other related agreements.

Pursuant to the Telecom Credit Agreement, the lenders made a new five-year $80,000,000 term loan to the Borrowers, the proceeds of which were used to repay in full the obligations under the Original Credit Agreements and for working capital and general corporate purposes. The Borrowers also made certain distributions to the parent company of the Borrowers from the proceeds. The Telecom Credit Agreement also builds in provisions for incremental term loans up to $40,000,000 and the Borrowers were permitted to make certain distributions to the parent company of the Borrowers from the proceeds of such incremental term loans.

The borrowings under the Telecom Credit Agreement bear interest equal to the Term SOFR rate plus a margin of 2.75% to 3.50% per annum, depending on the Borrowers’ consolidated total funded debt ratio as defined in the Telecom Credit Agreement. The interest rate is subject to a margin level of 3.25%. As of the Closing Date, the outstanding principal amount was $80,000,000. Principal outstanding under the Telecom Credit Agreement is due in quarterly installments in the amount of $4,000,000 and the remaining principal balance is due at final maturity on January 6, 2030.

The Borrowers paid a commitment fee and an arrangement fee, each based on a percentage of the aggregate commitments and upon the closing of the Telecom Credit Agreement.

The Telecom Credit Agreement contains certain covenants, including those limiting the Credit Parties’, and their subsidiaries’, ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of their businesses, engage in transactions with related parties, make certain investments or pay dividends. In addition, the Telecom Credit Agreement requires the Credit Parties to maintain certain financial ratios. The Telecom Credit Agreement also contains customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults and cross defaults. If an event of default occurs, the agent would be entitled to take various actions, including the acceleration of outstanding amounts due under the Telecom Credit Agreement.

The foregoing description of the Telecom Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Telecom Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On January 3, 2025, the Company and BR Financial Holdings, LLC, as borrower, entered into Amendment No. 6 to their credit agreement (the “Sixth Amendment”) with each of the lenders party thereto and the administrative agent, pursuant to which the parties agreed to permit under certain conditions the contribution by BRPI of 100% of the equity interests in Lingo to BRPAC in connection with the entry into the Telecom Credit Agreement. There was no fee charged in connection with the Sixth Amendment.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Telecom Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman & Co-CEO

Date: January 10, 2025